CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 6 to the Registration Statement (Nos. 333-45664 and 811-10123) of The North Country Funds on Form N-1A under the Securities Act of 1933, as amended.

Ropes & Gray LLP

Washington, D.C.

March 30, 2006